Registration No. 333-________
As filed with the Securities and Exchange Commission on December 21, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FPIC INSURANCE GROUP, INC.
(Exact Name of registrant as specified in its charter)

Florida	59-3359111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Water Street, Suite 1400, Jacksonville, Florida 32202
(Address of principal executive offices) (Zip code)

Defined Contribution Plan
(Full title of the Plan)

John R. Byers
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(904) 354-2482
(Name and address of agent for service)

Copy to:

Roberta Goes Cown, Esq.
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(904) 354-2482

Calculation of Registration Fee

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration fee(2)
Common Stock, $.10 par value per share	250,000 shares	$36.12	$9,030,000	$966.21

(1) Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Plan.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee for the shares covered by this Registration Statement has been calculated on the basis of 36.12 per share, the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on December 16, 2005.

This Registration Statement is being filed pursuant to Instruction E of Form S-8 and incorporates by reference the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration No. 333-09375).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 21st day of December, 2005.

FPIC INSURANCE GROUP, INC.
(Registrant)
/s/ John R. Byers John R. Byers President and Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints John R. Byers, Kim D. Thorpe and Roberta Goes Cown, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)
/s/ John R. Byers John R. Byers	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2005

/s/ Kim D. Thorpe Kim D. Thorpe	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2005

(Signature)	(Title)	(Date)
/s/ Robert O. Baratta, M.D. Robert O. Baratta, M.D.	Chairman of the Board	December 21, 2005

/s/ Kenneth M. Kirschner Kenneth M. Kirschner	Vice Chairman	December 21, 2005

/s/ John K. Anderson, Jr. John K. Anderson, Jr.	Director	December 21, 2005

/s/ Richard J. Bagby, M.D. Richard J. Bagby, M.D.	Director	December 21, 2005

/s/ M. C. Harden, III M. C. Harden, III	Director	December 21, 2005

/s/ Terence P. McCoy, M.D. Terence P. McCoy, M.D.	Director	December 21, 2005

/s/ John G. Rich John G. Rich	Director	December 21, 2005

/s/ Joan D. Ruffier Joan D. Ruffier	Director	December 21, 2005

/s/ Guy T. Selander, M.D. Guy T. Selander, M.D.	Director	December 21, 2005

/s/ David M. Shapiro, M.D. David M. Shapiro, M.D.	Director	December 21, 2005

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 21, 2005.

DEFINED CONTRIBUTION PLAN
(The Plan)
/s/ John R. Byers John R. Byers President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4	Defined Contribution Plan*
5	Opinion of Roberta Goes Cown, Esq.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Roberta Goes Cown, Esq. (included in Exhibit 5)
24	Powers of Attorney (included in signature pages)

* Incorporated herein by reference to FPIC Insurance Group, Inc.’s Form S-8 (Commission File No. 333-09375) filed on August 1, 1996.

The undersigned Registrant has submitted the FPIC Insurance Group, Inc. Defined Contribution Plan to the Internal Revenue Service (“IRS”) in a timely manner and has made and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code of 1986, as amended.